QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANORMED INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation)	98-0171581 (I.R.S. Employer Identification No.)
200-20353 64th Avenue Langley, British Columbia Canada V2Y 1N5 (604) 530-1057 (Address of Principal Executive Offices)

Incentive Stock Option Plan (Full Title of the Plan)
CT Corporation System 111 Eighth Avenue New York, New York 10011 (212) 894-8600 (Name, address, and telephone number, including area code, of Agent for Service)

with copies to:
Paul M. Kinsella Ropes & Gray LLP One International Place Boston, Massachusetts 02110 (617) 951-7000	Peter Wirth Genzyme Corporation 500 Kendall Street Cambridge, MA 02142 Telephone: (617) 252-7500

RECENT EVENTS: DEREGISTRATION

        On June 16, 2006, AnorMED Inc. ("AnorMED") filed a Form S-8 registration statement (File No. 333-135097) registering the issuance by AnorMED of 3,821,246 common shares, no par value, of AnorMED ("AnorMED Shares"), authorized for issuance under AnorMED's Incentive Stock Option Plan. On November 7, 2006, Dematal Corp., a wholly-owned subsidiary of Genzyme Corporation, completed a cash tender offer and related transaction pursuant to which it acquired all the outstanding AnorMED Shares.

        As AnorMED will cease to be a reporting issuer in connection with this transaction, AnorMED hereby removes from registration any and all AnorMED Shares originally authorized for issuance under the Incentive Stock Option Plan and registered for issuance under this Registration Statement on Form S-8 which have not been issued. AnorMED's Incentive Stock Option Plan will be terminated and no additional AnorMED Shares may be issued or sold under such plan. There are no outstanding stock options under AnorMED's Incentive Stock Option Plan as of the date hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the date below.

ANORMED INC.
By:	/s/ JOANNE M. VASILY-CIOFFI Joanne M. Vasily-Cioffi Assistant Secretary

Dated: November 9, 2006

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the registration statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date
/s/ HENRI A. TERMEER Henri A. Termeer	President (principal executive officer)	Nov. 9, 2006
/s/ MICHAEL S. WYZGA Michael S. Wyzga	Vice President, Treasurer & Director (principal financial and accounting officer)	Nov. 9, 2006
/s/ SANDFORD D. SMITH Sandford D. Smith	Director	Nov. 9, 2006
/s/ BRIAN LEWIS Brian Lewis	Director	Nov. 9, 2006
/s/ GEORGES GEMAYEL Georges Gemayel	Director	Nov. 9, 2006

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment to the registration statement on Form S-8, solely in the capacity of the duly authorized representative of AnorMED Inc. in the United States.

	By:	/s/ JOANNE M. VASILY-CIOFFI Joanne M. Vasily-Cioffi Assistant Secretary
Dated: November 9, 2006

QuickLinks

RECENT EVENTS: DEREGISTRATION
SIGNATURES
AUTHORIZED REPRESENTATIVE